PRESS RELEASE

Mellanox Technologies, Ltd.

Investor Contact
ir@mellanox.com

Israel Investor Contact
Keren Goldberg
Gelbart Kahana Investor Relations
+972 52 387 4111
kereng@gk-biz.com

Mellanox Delivers Record First Quarter 2020 Financial Results
Achieved $429 million of revenue, up 13% vs. prior quarter and 40% year-over-year
GAAP operating margin 23.9%; Non-GAAP operating margin 34.1%

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — April 23, 2020 - Mellanox® Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of high-performance, end-to-end interconnect solutions for data center servers and storage systems, today announced preliminary financial results for its first quarter 2020.
“Mellanox delivered record revenue and operating income in the first quarter of 2020. All our major product lines continued to grow. We are pleased to be shipping end-to-end solutions at speeds of 200 gigabits per second (Gbps) for both InfiniBand and Ethernet. In addition, we are shipping 400 Gbps Ethernet switches,” said Eyal Waldman, President and CEO of Mellanox Technologies. “Sales of Ethernet adapter products increased 112% year-over-year. We expect our new ConnectX-6 Dx adapters and Bluefield-2 I/O Processing Units (IPUs), the latest additions to our industry leading family of Smart NICs, to bring unprecedented security and co-processing capabilities to enterprise and cloud data centers. These capabilities will be further strengthened by our recent acquisition of Titan IC, the leading developer of network intelligence and security technology to accelerate search and big data analytics across a broad range of applications in data centers worldwide. The product line revenue of our Spectrum ASIC based Ethernet switch business grew 66% year-over-year. We recently began shipping Spectrum-3 based switches, the world’s first 12.8 Tbps networking platforms optimized for cloud, storage, and artificial intelligence,” continued Waldman.
“We are experiencing very strong adoption of InfiniBand for hyperscale artificial intelligence and cloud environments, resulting in tens of thousands of compute nodes connected with InfiniBand, which demonstrates the superior performance and scalability of InfiniBand. We saw 27% year-over-year growth in InfiniBand, led by strong demand for our HDR 200 gigabit solutions. HDR InfiniBand has been selected to interconnect national Exascale programs, large scale artificial intelligence and cloud platforms, and enterprise compute and storage infrastructures. We are proud that our InfiniBand technology is being utilized by many of the supercomputers in the Covid-19 High-Performance Computing Consortium, which is helping to aggregate computing capabilities for researchers to execute complex computations to help fight the novel Corona virus,” continued Waldman. “We are excited to participate in such important global initiatives through the adoption of our industry-leading adapters, switches, cables, and software, while also delivering strong financial performance for the first quarter of 2020.”

First Quarter 2020 - Financial Results Summary

•	Revenue of $428.7 million in the first quarter, an increase of 40.5 percent, compared to $305.2 million in the first quarter of 2019.

•	GAAP gross margins of 66.8 percent in the first quarter, compared to 64.6 percent in the first quarter of 2019.

•	Non-GAAP gross margins of 69.1 percent in the first quarter, compared to 68.0 percent in the first quarter of 2019.

•	GAAP operating income of $102.3 million in the first quarter, or 23.9 percent of revenue, compared to $44.7 million, or 14.6 percent of revenue in the first quarter of 2019.

•	Non-GAAP operating income of $146.2 million in the first quarter, or 34.1 percent of revenue, compared to $86.3 million, or 28.3 percent of revenue in the first quarter of 2019.

•	GAAP net income of $105.9 million in the first quarter, compared to $48.6 million in the first quarter of 2019.

•	Non-GAAP net income of $145.6 million in the first quarter, compared to $86.5 million in the first quarter of 2019.

•	GAAP net income per diluted share of $1.84 in the first quarter, compared to $0.87 in the first quarter of 2019.

•	Non-GAAP net income per diluted share of $2.59 in the first quarter, compared to $1.59 in the first quarter of 2019.

•	$79.2 million in cash provided by operating activities in the first quarter, compared to $88.4 million in the first quarter of 2019.

•	Cash and short-term investments totaled $938.0 million at March 31, 2020, compared to $875.9 million at December 31, 2019.

Mellanox Acquisition by NVIDIA
On April 16, 2020 NVIDIA Corporation announced that it has received approval from all necessary authorities to proceed with its planned acquisition of Mellanox. Closing of the acquisition is expected to occur on or about April 27, 2020. Due to the pending acquisition, Mellanox will not hold an earnings conference call and has suspended the practice of providing forward-looking guidance.

Recent Mellanox Press Release Highlights

•	March 9, 2020	Mellanox Delivers Spectrum-3 Based Ethernet Switches - First 12.8 Tbps Networking Platforms Optimized for Cloud, Storage, and AI
•	March 3, 2020	Mellanox to Acquire World Leading Network Intelligence Technology Developer Titan IC to Strengthen Leadership in Security and Data Analytics
•	February 24, 2020	Revolutionary Mellanox ConnectX-6 Dx SmartNICs and BlueField-2 I/O Processing Units Transform Cloud and Data Center Security
•	January 29, 2020	Mellanox Delivers Record Fourth Quarter and Annual 2019 Financial Results

About Mellanox
Mellanox Technologies (NASDAQ: MLNX) is a leading supplier of end-to-end Ethernet and InfiniBand intelligent interconnect solutions and services for servers, storage, and hyper-converged infrastructure. Mellanox’s intelligent interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications, unlocking system performance and improving security. Mellanox offers a choice of high-performance solutions: network and multicore processors, network adapters, switches, cables, software and silicon, that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, cloud, storage, cyber security, telecom and financial services. More information is available at: www.mellanox.com.
Mellanox has achieved and maintained the highest ISS Quality Score possible beginning in May of 2017 and through the date of this release, April 23, 2020.

GAAP to Non-GAAP Reconciliation
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition and other charges, restructuring and impairment charges, gain on investments in privately-held companies, non-operating foreign exchange gains and losses, and income tax effects and adjustments. Acquisition and other charges include expenses related to acquisitions of other companies, and expenses related to the pending acquisition of Mellanox by NVIDIA. Restructuring and impairment charges include impairment charges related to our investment in privately-held companies, as well as costs that are the result of restructuring, consisting of employee termination and severance costs, facilities related costs, contract cancellation charges, and impairment of long-lived assets. Gain on investments in privately-held companies represents the realized gains related to these investments. Non-operating foreign exchange gains and losses include the gains and losses as a result of remeasuring our balance sheet items denominated in foreign currencies and the gains and losses associated with the related hedging instruments. The purpose of income tax effects and adjustments is to exclude tax consequences associated with the above excluded income and expense items and the non-cash impact on the tax provision pertaining to changes in deferred tax assets associated with carryforward losses. Shares used in computing non-GAAP diluted earnings per share represents GAAP basic shares plus total options vested and exercisable. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude income and expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition and other charges, restructuring and impairment charges, gain on investments in privately-held companies, non-operating foreign exchange gains and losses, and income tax effects and adjustments because it enhances investors' ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company's business operations. Further, management believes certain non-cash charges such as share-based compensation, amortization of acquired intangible assets, impairment charges, changes related to the utilization of deferred taxes and the net impact on the company's tax provision for non-GAAP adjustments do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the "Investor Relations" section on our website.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, statements related to trends in the market for our solutions and services, opportunities for our company in 2020 and beyond, future product capabilities and the acquisition of Mellanox by NVIDIA. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management's beliefs and certain assumptions made by us, all of which are subject to change.
Forward-looking statements can often be identified by words such as "projects," "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, our ability to protect our intellectual property rights, our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses, our success in realizing the anticipated benefits of mergers and acquisitions, and our ability to obtain debt at competitive rates or in sufficient amounts in order to fund our contractual commitments. Furthermore, the majority of our quarterly revenue are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. Additionally, there are risks, uncertainties and assumptions in connection with the proposed transaction with NVIDIA including, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Mellanox’s business and the price of the ordinary shares of Mellanox, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the approval of the merger agreement by the shareholders of Mellanox and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on Mellanox’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from Mellanox’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction; and (viii) unexpected costs, charges or expenses resulting from the proposed transaction.
More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Annual Report on Form 10-K filed with the SEC on February 20, 2020. All forward-looking statements in this press release, are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our next Quarterly Report on Form 10-Q.
Mellanox is a registered trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2020	2019

Total revenues	$428,746	$305,217
Cost of revenues	142,550	108,086
Gross profit	286,196	197,131
Operating expenses:
Research and development	122,426	92,205
Sales and marketing	44,209	40,097
General and administrative	17,297	19,271
Restructuring and impairment charges	—	903
Total operating expenses	183,932	152,476
Income from operations	102,264	44,655
Interest and other, net	12,672	8,231
Income before taxes on income	114,936	52,886
Provision for taxes on income	9,048	4,266
Net income	$105,888	$48,620
Net income per share — basic	$1.89	$0.90
Net income per share — diluted	$1.84	$0.87
Shares used in computing net income per share:
Basic	56,020	54,227
Diluted	57,449	55,794

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, except percentages, unaudited)

	Three Months Ended March 31,
	2020	2019
Reconciliation of GAAP net income to non-GAAP:
GAAP net income	$105,888	$48,620
Adjustments:
Share-based compensation expense:
Cost of revenues	1,056	684
Research and development	17,403	13,241
Sales and marketing	7,537	5,652
General and administrative	5,852	4,665
Total share-based compensation expense	31,848	24,242
Amortization of acquired intangibles:
Cost of revenues	9,158	9,708
Research and development	206	192
Sales and marketing	1,590	1,844
Total amortization of acquired intangibles	10,954	11,744
Acquisition and other charges:
Cost of revenues	3	—
Research and development	—	90
Sales and marketing	31	30
General and administrative	1,080	4,654
Total acquisition and other charges	1,114	4,774
Restructuring and impairment charges:
Operating expense	—	903
Interest and other, net	—	1,755
Total restructuring and impairment charges	—	2,658
Gain on investments in privately-held companies:
Interest and other, net	(5,207)	(9,128)
Non-operating foreign exchange (gain) loss:
Interest and other, net	(3,061)	2,249
Tax effects and adjustments	4,096	1,359
Non-GAAP net income	$145,632	$86,518

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$428,746	$305,217
GAAP gross profit	286,196	197,131
GAAP gross margin	66.8%	64.6%
Share-based compensation expense	1,056	684
Amortization of acquired intangibles	9,158	9,708
Acquisition and other charges	3	—
Non-GAAP gross profit	$296,413	$207,523
Non-GAAP gross margin	69.1%	68.0%

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2020	2019
Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$183,932	$152,476
Share-based compensation expense	(30,792)	(23,558)
Amortization of acquired intangibles	(1,796)	(2,036)
Acquisition and other charges	(1,111)	(4,774)
Restructuring and impairment charges	—	(903)
Non-GAAP operating expenses	$150,233	$121,205

Reconciliation of GAAP income from operations to non-GAAP:
GAAP income from operations	$102,264	$44,655
GAAP income from operations %	23.9%	14.6%
Share-based compensation expense	31,848	24,242
Amortization of acquired intangibles	10,954	11,744
Acquisition and other charges	1,114	4,774
Restructuring and impairment charges	—	903
Non-GAAP income from operations	$146,180	$86,318
Non-GAAP income from operations %	34.1%	28.3%

Shares used in computing GAAP diluted earnings per share	57,449	55,794
Adjustments:
Effect of dilutive securities under GAAP	(1,429)	(1,567)
Total options vested and exercisable	244	318
Shares used in computing non-GAAP diluted earnings per share	56,264	54,545

GAAP diluted net income per share	$1.84	$0.87
Adjustments:
Share-based compensation expense	0.55	0.44
Amortization of acquired intangibles	0.19	0.21
Acquisition and other charges	0.02	0.09
Restructuring and impairment charges	—	0.05
Gain on investments in privately-held companies:	(0.09)	(0.16)
Non-operating foreign exchange (gain) loss	(0.04)	0.04
Tax effects and adjustments	0.07	0.02
Effect of dilutive securities under GAAP	0.06	0.04
Total options vested and exercisable	(0.01)	(0.01)
Non-GAAP diluted net income per share	$2.59	$1.59

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$167,075	$77,579
Short-term investments	770,909	798,318
Accounts receivable, net	269,251	229,873
Inventories	140,080	98,030
Other current assets	18,725	17,430
Total current assets	1,366,040	1,221,230
Property and equipment, net	126,864	113,568
Intangible assets, net	159,014	152,053
Goodwill	494,985	473,916
Deferred taxes and other long-term assets	154,422	159,022
Total assets	$2,301,325	$2,119,789
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$141,811	$105,328
Accrued and other liabilities	174,766	196,527
Deferred revenue	27,567	24,962
Total current liabilities	344,144	326,817
Deferred revenue	32,422	27,481
Other long-term liabilities	119,085	109,646
Total liabilities	495,651	463,944

Shareholders’ equity:
Ordinary shares	244	242
Additional paid-in capital	1,174,398	1,126,829
Accumulated other comprehensive income (loss)	(1,043)	2,587
Retained earnings	632,075	526,187
Total shareholders’ equity	1,805,674	1,655,845
Total liabilities and shareholders' equity	$2,301,325	$2,119,789

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Three months Ended March 31,
	2020	2019

Cash flows from operating activities:
Net income	$105,888	$48,620
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,100	23,962
Share-based compensation	31,848	24,242
Gain on short-term investments, net	(4,478)	(2,758)
Gain on investments in privately-held companies	(5,207)	(9,128)
Impairment charges and loss on disposal of property and equipment	324	2,544
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	(39,311)	(21,093)
Inventories	(43,669)	7,293
Prepaid expenses and other assets	1,221	(3,552)
Accounts payable	27,541	(7,407)
Accrued and other liabilities	(20,066)	25,709
Net cash provided by operating activities	79,191	88,432

Cash flows from investing activities:
Purchase of short-term investments	(172,884)	(191,203)
Proceeds from sales and maturities of short-term investments	203,575	99,256
Purchase of property and equipment, net of proceeds from sales	(7,793)	(7,686)
Purchase of intangibles and other assets	(5,447)	(1,768)
Proceeds from sale of an investment in a privately-held company	7,793	16,887
Purchase of investments in privately-held companies	(1,423)	—
Acquisition, net of cash acquired	(20,708)	—
Net cash provided by (used in) investing activities	3,113	(84,514)

Cash flows from financing activities:
Payments on intangible asset financings	(8,531)	(2,303)
Proceeds from issuances of ordinary shares through employee equity incentive plans	15,723	17,027
Net cash provided by financing activities	7,192	14,724

Net increase in cash, cash equivalents, and restricted cash	89,496	18,642
Cash, cash equivalents, and restricted cash at beginning of period	77,579	64,650
Cash, cash equivalents, and restricted cash at end of period	$167,075	$83,292